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
                                             PGI INCORPORATED AND SUBSIDIARIES

                                       FACTS FOR COMPUTATION OF NET LOSS PER SHARE

                                                                                            Three Months Ended March 31,
                                                                                            ----------------------------
                                                                                                1997            1996
                                                                                                ----            ----
1)   Net loss for period                                                                    $  ( 787,000)   $  ( 660,000)
2)   Average shares outstanding before assumed exercise of stock
options and conversion of preferred stock and debentures                                       3,317,555       3,317,555
                                                                                            ============    ============
3)    Average shares outstanding from assumed exercise of stock options:
          Primary                                                                                      -               -
                                                                                            ============    ============
          Fully diluted                                                                                -               -
                                                                                            ============    ============
4)   Average shares outstanding from assumed conversion of preferred stock                     3,760,000       3,760,000
                                                                                            ============    ============
5)   Average shares outstanding from assumed conversion of debentures                          1,341,076       1,341,076
                                                                                            ============    ============
6)   Cumulative preferred dividends in arrears                                              $    160,000    $    160,000
                                                                                            ============    ============
7)  Interest and amortization charged against income for debentures during period           $    190,000    $    190,000
                                                                                            ============    ============
ADJUSTMENT OF NET LOSS:
-----------------------
     Primary
     -------
        Net loss for period (Line 1)                                                        $  ( 787,000)   $  ( 660,000)
        Less cumulative preferred dividends in arrears (Line 6)                                ( 160,000)      ( 160,000)
                                                                                            ------------    ------------
8)  Adjusted net loss for primary net loss per share                                        $  ( 947,000)   $  ( 820,000)
                                                                                            ============    ============
     Fully Diluted
     -------------
        Adjusted net loss for primary net loss per share (Line 8)                           $   (947,000)   $   (820,000)

        Add cumulative preferred dividends in arrears on preferred
         stock assumed converted   (Line 6)                                                      160,000         160,000
        Add interest and amortization charged against income for
         debentures during period  (Line 7)                                                      190,000         190,000
        Tax effect on Line 7                                                                       -<FA>           -<FA>
                                                                                            ------------    ------------
9)   Adjusted net loss for fully diluted net loss per share                                    ($597,000)      $(470,000)
                                                                                              ==========      ==========

ADJUSTMENT OF AVERAGE SHARES OUTSTANDING
----------------------------------------
Primary
-------
     Average shares outstanding (Line 2)                                                       3,317,555       3,317,555
     Average shares outstanding (Line 3)                                                               -               -
                                                                                            ------------    ------------

10)   Shares assumed outstanding for primary net loss per share                                3,317,555       3,317,555
                                                                                            ============    ============

Fully Diluted
-------------
     Average shares outstanding (Line 2)                                                       3,317,555       3,317,555
     Average shares outstanding from assumed exercise of stock options (Line 3)                  -                     -
     Average shares outstanding from assumed conversion of preferred stock (Line 4)            3,760,000       3,760,000
     Average shares outstanding from assumed conversion of debentures (Line 5)                 1,341,076       1,341,076
                                                                                            ------------    ------------

11)   Shares assumed outstanding for fully diluted net loss per share                          8,418,631       8,418,631
                                                                                            ============    ============

NET LOSS PER SHARE:
-------------------
Before Adjustment
-----------------
    (Line 1 : Line 2)                                                                            $  (.24)        $  (.20)
                                                                                                 =======         =======
Primary
-------
     Net loss
     (Line 8 : Line 10)                                                                          $  (.29)        $  (.25)
                                                                                                 =======         =======
Fully Diluted <FB>
-------------
     Net loss <FB>                                                                               $  (.29)        $  (.25)
                                                                                                 =======         =======

-----------------------------------------------------

<FA>    No tax calculation has been made because of full utilization of all available tax benefits for financial account purposes.

<FB>    Fully diluted net loss per share is the same as primary net loss per share due to anti-dilutive effect of assumed exercise of stock options and conversion of preferred stock and debentures to common stock.
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